Exhibit 99.1

CORPORATE PRESENTATION Dr. Daniel Teper, Chairman and Chief Executive Officer October 2014

Forward - Looking Statement This presentation contains forward looking statements that involve risks and uncertainties regarding the operations and future results of Immune. You should review Immune ’ s filings with the Securities and Exchange Commission, including without limitation the company's Form DEF 14 A, Form 10 - K and Forms 10 - Q, which identify specific factors that may cause actual results or events to differ materially from those described in the forward looking statements. The content of this presentation contains time sensitive information that is accurate only as of the date of the presentation. The company undertakes no obligation to revise or update any statements to reflect events or circumstances after the date of this presentation. 2

Investment Highlights NASDAQ listed company with First in Class Clinical Stage Biologic candidate - Bertilimumab - for Auto - Immune Diseases ▪ Novel, Highly Targeted Personalized Antibody Therapeutic with Companion Diagnostic opportunity ▪ Currently in Phase 2 for Bullous Pemphigoid (BP), an Orphan indication, and Ulcerative Colitis (UC) Focus on Bertilimumab and Core mAb Portfolio; non core assets to be monetized Potential milestones in 2014 - 2015 ▪ Data from Phase 2 POC for Bertilimumab in BP ▪ Data from Phase 2 POC for Bertilimumab in UC ▪ Partnering of AmiKet , Phase 3 ready in Neuropathic Pain 4

Clinical Stage Portfolio With Multiple Shots on Goal Resources Prioritized For Bertilimumab Phase 2 BP and UC Data Expected in 2014 - 15 Core Programs Preclinical Phase 1 Phase 2 Phase 3 Anticipated Catalyst BERTILIMUMAB Bullous Pemphigoid (Orphan Derm . Disease) Phase 2 data 2015 Ulcerative Colitis Phase 2 data 2015 Crohn’s Disease Severe Asthma Ph. 2 initiation 2015 NANOMABs ® Partnership(s) 2015 5 Non - Core Programs Preclinical Phase 1 Phase 2 Phase 3 Anticipated Catalyst AMIKET Out - licensing 2014 AZIXA Out - licensing 2015 CROLIBULIN Out - licensing 2015 CEPLENE (Americas, Other) Out licensing 2015

Highly Experienced Management Team and Board 6 Daniel Teper , PharmD , MBA Founder, Chairman & CEO ; Novartis, GSK, Sanofi , Bionest Eugene Williams, MBA Chief Operating Officer ; Genzyme, Adheris , Bain, Dart Therapeutics Elliot Goldstein, MD Chief Medical Officer ; Novartis, GSK, British Biotech, Maxygen Karin Hehenberger , MD PhD Chief Strategy Officer ; Coronado BioSciences , Johnson & Johnson, Eyetech Pharmaceuticals, McKinsey David Sidransky , MD, PhD Vice Chairman , Board of Directors; Imclone , Rosetta, Johns Hopkins

Financial Highlights 7 NASDAQ Symbol IMNP Share Price as of September 2, 2014 $3.80 Market Cap as of September 2, 2014 $64.2M Shares Outstanding as of September 2, 2014 16.9M Preferred C Stock 1.6M Warrants (6.90 M in the money ) 7.3M Options (1.89 M in the money) 5.5M Fully Diluted Shares as of September 2, 2014 31.3M Public Float $12.5M / 73% Insider Ownership 27% Available Funds $8.2M

Bertilimumab: A New Model for Personalized Medicine and Eotaxin - 1 Targeted Therapy in Autoimmune Disease 9 Identify diseases where Eotaxin - 1 plays a significant role Screen patients for high levels of Eotaxin - 1 in disease tissue Treat selected patients with Bertilimumab Personalized targeted therapy may yield better response

Bullous Pemphigoid is an Aggressive , Serious Disease and Can Lead to Life Threatening Conditions

Who are BP Patients? What do they risk? 11 Rare autoimmune skin blistering disorder Estimated 30 , 000 patients in North America and Europe combined, similar in size to Duchenne Muscular Dystrophy and Cystic Fibrosis BP is most common in people over the age of 60 , more common in women Patients are often in terrible discomfort with blisters presenting all over the body, including the oral cavity and the eyes If left untreated, the disease runs its course in 1 - 5 years, and ruptured blisters may become infected, leading to sepsis — a potentially life - threatening infection Mortality risk (hazard ratio) increases 2 - 3 fold in the year following initial diagnosis (1) SOURCE: IPPF - Internatioal Pemphigus Pemphigoid Foundation - database, P/P Patient Registry, and independent study Need for Safer, Better. Targeted Treatments

Why Steroids do not address the needs of BP patients 12 Initial Control of the disease requires very high daily dose of oral steroids ( 1 mg/kg or around 60 mg prednisone) and high potency topical steroids Long - Term Control requires chronic use of high dose systemic steroids 75 % of Patients suffer from steroid side - effects (diabetes, high blood pressure , psychosis, osteoporosis) contributing to increased mortality Mortality risk is doubled when using high dose steroids, that are impossible to taper to safer steroid dosages Limited and toxic steroid sparing options : immuno - suppressants, IVIgG , Rituxan SOURCE: IPPF - Internatioal Pemphigus Pemphigoid Foundation - database, P/P Patient Registry, and independent study Need for safer, better, targeted treatments

Eosinophils are Predominant in the BP Inflammatory Process Bertilimumab Neutralizes Eotaxin - 1 , a Key Regulator of Eosinophils 13 Significant unmet need for targeted therapy with improved safety profile SOURCE: Dr. Neil Kormin , Case Western

Bertilimumab Binds Specifically to Eotaxin - 1 and reduces eotaxin - 1 mediated Dermal I nflammation Comparative effect of CAT - 213 to neutralize eotaxin 1 from human,  monkey, rat, and mouse IC 50 95 % confidence interval (CI) for inhibition of eotaxin 1 ( 6 nM ) - induced chemotaxis of L 1 . 2 - hCCR 3 cells . Bertilimumab is selective for human eotaxin - 1 (1) Reduced but measurable effect on monkey eotaxin - 1 ( 45 - fold less than human) Little cross - reactivity with mouse or rat eotaxin 1 (> 1000 fold less ) Demonstrated reduction of eotaxin - 1 mediated dermal inflammation in Monkeys (2) (1) Main et al., JPET vol 319 , no. 3 , pp 1395 - 1404 , 2006 (2) CAT data 14

15 Bertilimumab Phase 2 Proof of Concept Trial in BP Ongoing Phase 2 ▪ Open - label single arm study ▪ 10 - 15 newly diagnosed moderate to severely extensive BP patients ▪ Drug administration of 10mg/kg (30 min. IV infusion) on days 0 and 14, follow - up until day 60 ▪ Initial data expected 2014/early 2015 Primary Efficacy Endpoints ▪ BP Disease Area Index (BPDAI) − Proportion of patients who achieve a reduction in BPDAI score of ≥ 50% a t day 60 compared to baseline ▪ Proportion of patients who have tapered to prednisone dose of ≤ 10 mg/day at day 60 Steroid Dosage ▪ Concomitant low dose oral steroid starting at 30 mg/day prednisone, forced tapering regime, according to clinical response Criteria to proceed to Phase 3 • KOL/IPPF advice: “i f ≥ 40% of patients respond, Phase 3 should follow. If 20 - 40% respond, It is a significant treatment effect that needs to be explored further.”

Bertilimumab in BP is IMNP Lead Program with Phase II POC Data expected in coming months Goal: to dramatically reduce the use of steroids while achieving disease control and remission ▪ In both the initial induction phase and in long term maintenance therapy to reduce mortality risk and patient morbidity Two Stages Clinical Development ▪ Initial Phase 2 POC study, designed in collaboration with top KOLs, will assess the induction stage ▪ The anticipated pivotal trial will be placebo controlled, and have a 3 + month treatment duration, assessing both induction and maintenance IMNP to consider development to BLA and Self Commercialization 16

Landmark Nature Publications H ighlight Key role of Eotaxin in Respiratory & GI Inflammation 17 Luster & all Nature Medicine Vol 2 Number 4 1996 Rothenberg & all Nature Immunology Vol 2 Number 4 2001

Vanderbilt - NIH Clinical Study establishes Eotaxin - 1 as a Biomarker and Therapeutic Target in Ulcerative Colitis 18 Tissue eotaxin - 1 significantly increased in more severe patients (based on Mayo Clinic Disease Activity Index, mucosal injury and Histology severity) Increased eotaxin - 1 correlates with tissue eosinophil counts Greater eotaxin - 1 mRNA expression in areas of active vs. inactive disease Patients on corticosteroids have lower serum eotaxin - 1 but persistent high tissue eotaxin - 1 levels Patients treated with anti - TNFs have decreased but not statistically significant lowering of tissue eotaxin - 1 LIFESCI ADVISORS LIFESCI ADVISORS Equity Research Page 2 January 21, 2014 Only Eotaxin-1 is Increased in Both Serum and Tissue Samples from UC Patients Compared to Controls. The University of Vanderbilt researchers sought to assess the utility of the Luminex multi-analyte profiling platform to identify chemokines and cytokines associated with UC. The study was based on the group’s successful use of the Luminex technology in the assessment of response to L-arginine therapy in a preclinical model of dextran sulfate sodium colitis. 2 Researchers used the technology to compare both serum and tissue samples from 137 UC patients to those from 38 healthy subjects. They found two biomarkers associated with UC in serum, granulocyte colony- stimulating factor (G-CSF) and eotaxin-1. They also identified 13 chemokines and cytokines that were increased in UC patients. However, of these only eotaxin-1 was found to be increased in both tissue and serum, and in all levels of active disease. Immune Pharmaceuticals is using tissue eotaxin-1 to screen patients for their ongoing Phase II trial. The scatter plots in Figure 1 represent tissue eotaxin-1 levels in both UC patients and the healthy control group. The panel on the left shows the overall distribution of eotaxin-1. The panel on the right stratifies UC patients according to histological disease severity. The difference in tissue eotaxin- 1 was statistically significant for mild, moderate, and severe UC patient groups when compared to the control group. (**p<0.01; ***p<0.001). Figure 1. Eotaxin-1 in UC Patients is Significantly Different from Controls Source: Coburn et al., 2013 1 In addition to being able to differentiate between UC patients and controls, tissue eotaxin-1 levels could also be used to differentiate between groups. For example, the data in above plot illustrate a significant difference between patients with moderate or severe UC and those with quiescent disease 2 Coburn, L.A. et al., L-arginine supplementation improves responses to injury and inflammation in dextran sulfate sodium colitis. PLoS One 7: e33546. Data support Patient Selection and Therapeutic Targeting High Tissue Eotaxin - 1 Levels Correlate with Disease Severity

Bertilimumab Proof - of - Concept Phase II Trial in Ulcerative Colitis Target Labeling ahead of Anti - TNFs in Moderate to Severe UC with Patient Selection based on Tissue Eotaxin 1 levels (Companion Diagnostic) 19 Trial Design ▪ Double - blind placebo controlled trial in 42 patients with moderate to severe UC (Mayo Clinic score 6 - 12) ▪ Patient selection based on elevated tissue eotaxin - 1 ▪ Drug administration at day 0, 14 and 28 (following initial screening period) ▪ Estimated completion in 2015 Primary Endpoints ▪ Clinical response (UC Mayo Clinic Index) at Day 56 Secondary Endpoints ▪ Include m ucosal injury, fecal calprotectin (validated marker of inflammation), eotaxin - 1 and eosinophil levels in the mucosa and clinical remission Dosage ▪ Bertilimumab 10 mg/kg will be administered by IV infusion over 30 minutes Criteria to proceed to Phase 2b ▪ Signal of efficacy (statistical significance not needed in an initial POC study), with a clean safety profile

Exclusivity and Intellectual Property 20 Biologics have 12 year marketing exclusivity in the US, 10 years in Europe BP is an Orphan Disease – a grant of Orphan Designation confers 7 years of market exclusivity in the US, and 10 years in the EU Immune has filed use IP in IBD (including UC) in 2013 and may pursue further use patent filing CAT filed and was granted broad Composition of Matter IP (as they did for other monoclonal products) – ongoing efforts to identify opportunities to expand patent estate based on engineering improvements

Bertilimumab: Cambridge Antibody Technology Origins, Manufacturing Process and Patient Foundation Support 21 Bertilimumab was discovered by Cambridge Antibody Technology (CAT) using their phage display technology Manufactured by Lonza - an industry leader in biologics manufacturing International Pemphigus and Pemphigoid Foundation (IPPF) identified Eotaxin - 1 as an important target and approached Immune to evaluate Bertilimumab for Bullous Pemphigoid Immune is working closely with the IPPF and KOLs on the development of the Bertilimumab program

AmiKet: A Significant Short Term Monetization Opportunity
Advanced Partnering Discussions On Going

- Significant late stage product opportunity in large and growing neuropathic pain market ($5B) with high unmet medical need; Focused physician audience (Pain Specialists and Neurologists); limited branded competition
- AmiKet's topical formulation preferred by patients and physicians – can be used alone or in combination, short term or long term
- Strong clinical evidence of efficacy and safety in 1,700 subjects/patients across 9 clinical studies
- Clear regulatory path toward approval and commercialization in Post Herpetic Neuralgia (PHN)
- Market exclusivity through orphan drug status in PHN and data exclusivity in additional indications

IMMUNE Pharmaceuticals
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Source: Global Source 2014

AmiKet Non - Inferior to Gabapentin HD in Post Herpetic Neuralgia 24 Met primary endpoint: ▪ Efficacy superior to placebo, p =. 044 ▪ Not inferior to gabapentin, p =. 84 Results indicate non inferior efficacy to market leader and excellent side effect profile Primary Endpoint: Mean Pain Score AmiKet n=135 Placebo n=76 Gabapentin n=138 Baseline 6.04 ± 1.25 6.37 ± 1.32 6.32 ± 1.17 At the end of week 4 3.54 ± 1.98 4.22 ± 2.30 3.55 ± 1.93 Mean difference in pain score 2.42 ± 0.18 p =.044 1.88 ± 0.23 2.47 ± 0.18 ITT Population

Investment Highlights NASDAQ listed company with First in Class Clinical Stage Biologic candidate - Bertilimumab - for Auto - Immune Diseases ▪ Novel , Highly Targeted Personalized Antibody Therapeutic with Companion Diagnostic opportunity ▪ Currently in Phase 2 for Bullous Pemphigoid (BP), an Orphan indication, and Ulcerative Colitis (UC) Focus on Core mAb Portfolio; non core assets to be monetized Potential milestones in 2014 - 2015 ▪ Data from Phase 2 POC for Bertilimumab in BP ▪ Data from Phase 2 POC for Bertilimumab in UC ▪ Partnering of AmiKet , Phase 3 ready in Neuropathic Pain 25